UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008

Hard Rock Hotel Holdings, LLC
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-52992 (Commission File Number)	16-1782658 (I.R.S. Employer Identification No.)
4455 Paradise Road, Las Vegas, NV 89169
(Address of Principal Executive Offices)
(702) 693-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     To the extent applicable, the disclosures under Items 2.03 and 3.03 are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 1, 2008, certain subsidiaries of Hard Rock Hotel Holdings, LLC (the “Company”) completed an intercompany land purchase and a related financing with respect to an 11-acre parcel of land located adjacent to the Hard Rock Hotel & Casino. The proceeds from the financing, together with an equity contribution from the DLJMB Parties (as defined below), were used to fully satisfy an $110 million amortization payment under the Company’s commercial mortgage-backed securities loan facility (the “CMBS facility”), which was due in August 2008. In connection with the intercompany land purchase and related financing:
•	HRHH Development Transferee, LLC (“HRHH Transferee”), a subsidiary of the Company, entered into a land acquisition financing with Column Financial, Inc. The financing provided $50 million of the $110 million of proceeds necessary to purchase the 11-acre parcel from HRHH Development, LLC, another subsidiary of the Company (“HRHH Development”). Under the financing, interest will accrue at an annual rate equal to the 30-day London Interbank Offered Rate, plus a blended spread of 15.90%. At any time and from time to time, the blended spread may increase up to a maximum of 20.70%. The Loan Agreement governing the financing contains customary covenants for financing transactions of this type. HRHH Transferee’s obligations under the Loan Agreement are secured by a first mortgage lien on the 11 acres as well as certain intellectual property and other personal and real property rights of HRHH Transferee. The loan is also assumable by certain third party purchasers of a portion of the 11 acres from HRHH Transferee, which assumption is conditioned upon the provision by HRHH Transferee of certain additional collateral support for the loan. All outstanding amounts owed under the Loan Agreement become due and payable no later than the maturity date of August 9, 2009, subject to two six-month extension options, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the Loan Agreement, non-performance of covenants and obligations or insolvency or bankruptcy (as defined in the Loan Agreement). The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
•	DLJ MB IV HRH, LLC, DLJ Merchant Banking Partners IV, L.P. and DLJMB HRH VoteCo, LLC (the “DLJMB Parties”), which are members of the Company, contributed an aggregate of approximately $74 million to the Company to fund the remaining portion of the $110 million of proceeds necessary to complete the intercompany land purchase and to pay for all costs and expenses in connection with its closing and related financing.
•	On March 14, 2008, HRHH Development and HRHH Adjacent Buyer, LLC (“HRHH Adjacent Buyer”), another subsidiary of the Company, entered into an Agreement for Purchase and Sale of Membership Interests and Joint Escrow Instructions (the “Original PSA”) with respect to the purchase and sale of the 11-acre parcel, for the purchase price of $110 million (or $10.0 million per acre of real property). The Original PSA was amended as of July 30, 2008 (the “First Amendment” and, together with the Original PSA, the “PSA”). The sale transaction closed on August 1, 2008, and the transfer of the 11 acres from HRHH Development to HRHH Adjacent Buyer was consummated by an indirect asset transfer through the sale to HRHH Adjacent Buyer of the equity interests in HRHH Transferee, which took title to the 11 acres prior to the closing of the transaction. At closing, the parties entered into various ancillary agreements, including an intellectual property sublicense, an easement agreement and a reciprocal easement agreement. Additionally, pursuant to the First Amendment, HRHH Adjacent Buyer and HRHH Transferee agreed to pay to HRHH Development certain future sales proceeds relating to the 11 acres following the closing. These payment obligations expire upon the occurrence of certain events, but in any case terminate on August 1, 2009.

•	After receiving the $110 million from the intercompany land purchase described above, HRHH Development used such proceeds to fully satisfy the $110 million amortization payment required under the CMBS facility, which was due in August 2008.

Item 3.03	Material Modification to Rights of Security Holders.
     On August 1, 2008, the DLJMB Parties and Morgans Hotel Group Co. and Morgans Group LLC (the “Morgans Parties”) entered into an Amendment Agreement pursuant to which they amended the Company’s Second Amended and Restated Limited Liability Company Agreement (the “JV Agreement”). Among other things, the Amendment Agreement clarifies certain obligations of the parties in the event that capital contributions are required for additional costs and expenses relating to the 11-acre parcel. In general, any decision to call for such additional capital contributions will be in the discretion of the Company’s board of directors. Subject to certain terms and conditions, the DLJMB Parties could also cause the Company to fund such additional capital contributions from third parties. However, each member that is not in default under the JV Agreement will be given an opportunity to participate in the funding. The Amendment Agreement also clarifies certain provisions in the JV Agreement used to calculate each member’s percentage interest in the Company in the event that such additional capital contributions are funded.
     The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 6, 2008, Matt Greene resigned as Senior Vice President of Operations of Hard Rock Hotel, Inc.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     To the extent applicable, the disclosure under Item 3.03 is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Amendment Agreement dated as of August 1, 2008 by and among DLJ MB IV HRH, LLC, DLJ Merchant Banking Partners IV, L.P., DLJMB HRH VoteCo, LLC, Morgans Hotel Group Co. and Morgans Group LLC.

10.1	Loan Agreement, dated as of August 1, 2008, between HRHH Development Transferee, LLC, as Borrower, and Column Financial, Inc., as Lender

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2008	Hard Rock Hotel Holdings, LLC
	By:	/s/ Richard Szymanski
		Name:	Richard Szymanski
Its: Vice President